SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
  |X|    Preliminary information statement.   |_|Confidential, for use of the Commissioner
  |_|    Definitive information statement.       only (as permitted by Rule 14c-5(d)(2))


                           WILSHIRE MUTUAL FUNDS, INC.
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

       |X| No fee required.

       |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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                  applies: N/A

                  (2) Aggregate number of securities to which transaction applies: N/A

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                  computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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                  (5) Total fee paid: $0

       |_| Fee paid previously with preliminary materials. N/A

       |_| Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)   Amount Previously Paid: N/A

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

                IMPORTANT NEWS ABOUT WILSHIRE MUTUAL FUNDS, INC.






October 26, 2005


Dear Stockholders of the Small Company Value Portfolio:


The Board of Directors of Wilshire Mutual Funds, Inc. (the "Company") initially approved the appointment of NWQ Investment Management Company, LP ("NWQ") as an additional sub-adviser to the Small Company Value Portfolio at a Board meeting held on September 8, 2004. NWQ commenced services to the Portfolio on October 18, 2004. At such time NWQ was a subsidiary of Nuveen Investments, which was controlled by St. Paul Travelers Insurance. On July 28, 2005, St. Paul Travelers Insurance entered into an agreement to dispose of its interests in Nuveen Investments and the closing of the transactions contemplated by that agreement resulted in a change of control of NWQ, therefore terminating the current sub-advisory agreement between Wilshire Associates Incorporated and NWQ.

The next few pages of this package feature more information about the change in control and the Board's approval of a new sub-advisory agreement between Wilshire Associates Incorporated and NWQ. Please take a few moments to read them and call us at 1-888-200-6796 if you have any questions.

On behalf of the Board of Directors, I thank you for your continued investment in the Wilshire Mutual Funds.

Sincerely,



Lawrence E. Davanzo

President

                           WILSHIRE MUTUAL FUNDS, INC.


                              INFORMATION STATEMENT


                             TO STOCKHOLDERS OF THE

                          SMALL COMPANY VALUE PORTFOLIO


This document is an Information Statement and is being furnished to stockholders of the Small Company Value Portfolio (the "Portfolio"), a series of Wilshire Mutual Funds, Inc. (the "Company"), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). Wilshire Associates Incorporated ("Wilshire") serves as the investment adviser for the Company. The exemptive order permits Wilshire and the Board of Directors of the Company (the "Board") to employ additional sub-advisers, terminate sub-advisers, or modify sub-advisory agreements without prior approval of the Company's stockholders.

Under the SEC order, if Wilshire and the Board retain a new sub-adviser or materially change an existing sub-advisory agreement between Wilshire and a sub-adviser, Wilshire is required to provide an Information Statement to stockholders of the affected portfolios of the Company explaining any changes and disclosing the aggregate fees paid to the sub-advisers as a result of those changes. The sub-advisory agreements are reviewed annually by the Board.

This Information Statement will be mailed on or about October 26, 2005 to the stockholders of the Portfolio of record as of September 1, 2005 (the "Record
Date"). The Portfolio will bear the expenses incurred in connection with preparing this Information Statement. As of the Record Date, 898,334 shares of the Small Company Value Portfolio were issued and outstanding. Information on stockholders who owned beneficially more than 5% of the shares of the Portfolio as of the Record Date is set forth in Appendix A. To the knowledge of Wilshire, the executive officers and directors of the Company as a group owned less than 1% of the outstanding shares of the Portfolio and of the Company as of the Record Date.



         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

CHANGE IN CONTROL OF SUB-ADVISER TO THE PORTFOLIO

On September 8, 2004, the Board approved NWQ Investment Management Company, LP ("NWQ" or the "Sub-Adviser") to provide sub-advisory services with respect to a portion of the Small Company Value Portfolio (the "Portfolio"). NWQ commenced services to the Portfolio on October 18, 2004, and joined LA Capital, the current sub-adviser of the Portfolio, which continues to provide sub-advisory services to a portion of the Portfolio. At such time NWQ was a subsidiary of Nuveen Investments, which was controlled by St. Paul Travelers Insurance. Wilshire continues to oversee all of the sub-advisers to all of the Portfolios. On July 28, 2005, St. Paul Travelers Insurance entered into an agreement to dispose of its interests in Nuveen Investments and the closing of the transactions contemplated by that agreement resulted in a change of control, therefore terminating the sub-advisory agreement between Wilshire and NWQ. The transactions have no impact on the day-to-day operations of NWQ or its ability to carry out obligations to the Portfolio. On August 4, 2005, the Board approved a new sub-advisory agreement between Wilshire and NWQ containing the same terms as the previous sub-advisory agreement including the same fee structure.

No officers or Directors of the Company are officers, employees, directors, general partners or shareholders of the Sub-Adviser. In addition, since January 1, 2003, the beginning of the Company's last fiscal year, no Director of the Company has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which the Sub-Adviser, any person controlling, controlled by or under common control with the Sub-Adviser or any person controlling, controlled by or under common control with such entities was or is to be a party.


NWQ INVESTMENT MANAGEMENT COMPANY, LP

Wilshire previously entered into a sub-advisory agreement with NWQ, effective October 18, 2004, to manage a portion of the Small Company Value Portfolio, subject to the supervision of Wilshire and the Board. Phyllis G. Thomas, CFA is the portfolio manager of NWQ's portion of the Portfolio. Ms. Thomas, a Managing Director of NWQ, joined NWQ in 1990, and previously managed institutional portfolios for The Boston Company and Standard Investment Management Company. NWQ is located at 2049 Century Park East, 4th Floor, Los Angeles, California 90067, and as of September 30, 2005, managed approximately $41.8 billion in assets.

NWQ's small-cap value philosophy is to provide superior risk-adjusted returns through an analyst-driven value-oriented process. NWQ invests in companies, which it believes are undervalued, and where catalysts exist to unlock value or improve profitability. Such catalysts can be new management, improving fundamentals, renewed management focus, industry consolidation or company restructuring. Catalysts can also include free options, which NWQ defines as hidden assets that are not being correctly valued by the market. In NWQ's view, the success of each company is based upon its own merits and catalyst rather than being dependent on market movement or the success of a specific industry. Investment decisions are made on an opportunistic basis, capitalizing on situations created by investor over-reaction, misperception and short-term focus. NWQ looks for low expectation stocks that it believes possess very positive risk/reward characteristics and may be overlooked by Wall Street.

NWQ's stock selection process is driven by rigorous bottom-up fundamental research that begins with a universe encompassing approximately 2,000 companies. Special situation stocks, including American Depository Receipts, are occasionally included in the universe. Quantitative measures include price-to-cash flow, price-to-sales, price-to-earnings, price-to-book and earnings quality. Qualitatively, NWQ focuses on management strength, corporate strategy, competitive position and shareholder value orientation. NWQ does extensive bottom-up research on each current and potential common stock holding, having direct contact with corporate management and assessing the expected risk/reward ratio of an investment to determine the absolute downside versus the expected upside.

AGGREGATE FEES

Wilshire's annual advisory fees for the Portfolio are 0.85% of the Portfolio's average daily net assets. For the fiscal period ended December 31, 2004, the Company paid Wilshire $73,412 in advisory fees for the Portfolio. These fees reflect a partial waiver of advisory fees by Wilshire of 0.61% of average daily net assets of the Portfolio. Effective July 22, 2004, Wilshire has voluntarily agreed to waived advisory fees and reimburse expenses of the Portfolio so that total annual portfolio operating expenses will not exceed 1.50% for each class of shares.

All sub-advisory fees will be paid by Wilshire and not the Company. The fees paid by Wilshire to the Sub-Adviser depend on the fee rates negotiated with Wilshire and on the percentage of the Portfolio's assets allocated to the Sub-Adviser by Wilshire. Because Wilshire pays the Sub-Adviser's fees out of its own fees received from the Portfolio, there is no "duplication" of advisory fees paid. THERE WILL BE NO INCREASE IN ADVISORY FEES TO THE PORTFOLIO AND ITS STOCKHOLDERS IN CONNECTION WITH THE NEW SUB-ADVISORY AGREEMENT BETWEEN WILSHIRE AND NWQ.

TERMS OF THE SUB-ADVISORY AGREEMENT

The sub-advisory agreement will continue in force until September 30, 2006, unless sooner terminated as provided in certain provisions contained in those agreements. The sub-advisory agreement will continue in force from year to year thereafter with respect to the Portfolio so long as it is specifically approved for the Portfolio at least annually in the manner required by the 1940 Act.

The new sub-advisory agreement between Wilshire and NWQ will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to the Portfolio at any time without payment of any penalty by Wilshire or the Sub-Adviser on sixty days prior written notice to the other party. The sub-advisory agreement may also be terminated with respect to the Portfolio at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) on sixty days prior written notice to the Sub-Adviser by the Company. A sub-advisory agreement also may be terminated with respect to the Portfolio at any time upon written notice, without payment of any penalty, by Wilshire, the Board, or a vote of a majority of the outstanding voting securities of the Portfolio if the Sub-Adviser or any officer or director of the Sub-Adviser has breached any representation or warranty in the sub-advisory agreement or has taken any action which results in a material breach of the covenants of the Sub-Adviser under the sub-advisory agreement. The sub-advisory agreement will automatically terminate with respect to the Portfolio if the Investment Advisory Agreement between Wilshire and the Company with respect to such Portfolio is terminated, assigned or not renewed.


ADDITIONAL DISCLOSURE REGARDING THE SUB-ADVISER

NWQ. NWQ Investment Management Company LLC, a Delaware limited liability company, is a majority-held affiliate of Nuveen Investments Inc., a fully independent publicly traded company. Nuveen Investments Inc. is located at 333
West Wacker Drive, Chicago, IL 60606.

The names and principal occupations of the principal executive officers and each director of NWQ, all located at 2049 Century Park East, 4th Floor,  Los Angeles,
California 90067, are listed below.
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
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Name                     Title / Principal Occupation
------------------------------------------------------------------------------------------------
Bosse, Jon D.            Chief Investment Officer, Managing Director, Portfolio Manager/Analyst
------------------------------------------------------------------------------------------------
Friedel, E.C. (Ted)      Managing Director, Investment Strategist/Portfolio Manger/Analyst
------------------------------------------------------------------------------------------------
Mendez, Michael C.       President and Chief Executive Officer
------------------------------------------------------------------------------------------------
Slaven, Mary-Gene        Managing Director, Director of Administration
------------------------------------------------------------------------------------------------

Certain information provided by NWQ regarding the Roszel NWQ Small Cap Value Portfolio for which NWQ acts as sub-adviser and which has an investment objective similar to that of the Small Company Value Portfolio is as follows:

      --------------------------------------------------------------------
      Fee Schedule                      Net Assets as of 6/30/05
      --------------------------------------------------------------------
      0.40% on first $200 million       $6.0 Million
      --------------------------------------------------------------------

                               GENERAL INFORMATION

The principal executive offices of the Company and Wilshire are located at 1299 Ocean Avenue, Suite 700, Santa Monica, CA 90401. The Company's administrator and transfer and dividend disbursing agent is PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406-1212. The Company's distributor is PPPC Distributors, Inc., located at the same address. The Company's custodian is Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60675. The Company's counsel and the counsel to the independent Board members is Vedder, Price, Kaufman & Kammholz, P.C. and is located at 222 N. LaSalle St., Chicago, IL 60601.


THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY UPON REQUEST. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE MUTUAL FUNDS, INC., C/O PFPC INC., P.O. BOX 9807, PROVIDENCE, RHODE ISLAND 02940, OR BY CALLING 1-888-200-6796.


                                   APPENDIX A

           SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                      OF THE SMALL COMPANY VALUE PORTFOLIO
                             INVESTMENT CLASS SHARES
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
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                                                                  PERCENTAGE OF SHARES
SHAREHOLDER NAME AND ADDRESS    RECORD OWNER    BENEFICIAL OWNER  OWNED AS OF
                                                                  SEPTEMBER 1, 2005
-----------------------------------------------------------------------------------------
Charles Schwab & Co.                      X                               45.82%
Mutual Funds Dept.
Reinvest Account
101 Montgomery St.
San Francisco, CA 94104
-----------------------------------------------------------------------------------------
Horace Mann Life Insurance Company
1 Horace Mann Plaza                       X                               19.23%
Springfield, IL 62715
-----------------------------------------------------------------------------------------
National Investor Services Corp.
Exclusively FBO Customers                 X                               5.92%
55 Water Street
32nd Floor
New York, NY 10041
-----------------------------------------------------------------------------------------

           SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                      OF THE SMALL COMPANY VALUE PORTFOLIO
                           INSTITUTIONAL CLASS SHARES

-----------------------------------------------------------------------------------------
                                                                  PERCENTAGE OF SHARES
SHAREHOLDER NAME AND ADDRESS    RECORD OWNER    BENEFICIAL OWNER  OWNED AS OF
                                                                  SEPTEMBER 1, 2005
-----------------------------------------------------------------------------------------
Charles Schwab & Co.
Mutual Fund Department                    X                               81.97%
Reinvest Account
101 Montgomery Street,
San Francisco, CA 94104
-----------------------------------------------------------------------------------------

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